Exhibit 99.1

Press Release

K-SEA TRANSPORTATION PARTNERS L.P. ANNOUNCES RESULTS FOR FIRST QUARTER OF FISCAL 2007; INCREASES QUARTERLY CASH DISTRIBUTION BY $0.02 TO $0.64 PER UNIT

NEW YORK, OCTOBER 27, 2006—K-Sea Transportation Partners L.P. (NYSE: KSP) today announced operating results for the first fiscal quarter ended September 30, 2006.  The Company also announced that its distribution to unitholders for the first quarter will increase by $0.02, or 3.2%, to $0.64 per unit, or $2.56 per unit annualized.  This is the sixth consecutive quarter of increased distributions, and the eighth such increase since the Company’s IPO in January 2004.  The distribution will be payable on November 15, 2006 to unitholders of record on November 9, 2006.

Three Months Ended September 30, 2006

For the three months ended September 30, 2006, the Company reported operating income of $7.5 million, an increase of $1.4 million, or 22%, compared to $6.1 million of operating income for the three months ended September 30, 2005.  The increase resulted from expansion of the Company’s fleet barrel-carrying capacity over the past year, including the acquisition of Sea Coast Transportation in October 2005 and the addition of five tank barges, including four newbuilds, one of which was delivered during the fiscal 2007 first quarter.  Earnings before interest, taxes, depreciation, amortization (EBITDA) increased by $3.6 million, or 31%, to $15.2 million for the three months ended September 30, 2006, compared to $11.6 million for the three months ended September 30, 2005.  EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the table below.

Net income for the three months ended September 30, 2006 was $4.1 million, or $0.40 per fully diluted limited partner unit, compared to net income of $4.2 million, or $0.47 per fully diluted limited partner unit, for the three months ended September 30, 2005.  The $0.1 million decrease in net income resulted from the $1.4 million increase in operating income, offset by an increase in $1.6 million in interest expense resulting from higher debt balances incurred to finance vessel acquisitions in connection with the Company’s fleet expansion and upgrading program over the past year, and higher interest rates.

The Company’s distributable cash flow for the first quarter of fiscal 2006 was a record $8.3 million, or 1.25 times the amount needed to cover the increased cash distribution of $6.7 million declared in respect of the period.  Distributable cash flow is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the table below.

President and CEO Timothy J. Casey said “We are pleased with our operating results for the fiscal 2007 first quarter, and expect our annual results to be strengthened further by our ongoing fleet expansion.  We took delivery of one 28,000 barrel tank barge during this past quarter, and currently have eight additional tank barges under construction for delivery by the end of fiscal 2008.  We also recently agreed to purchase three small tugboats in New York harbor to reduce our operating costs and improve efficiency.  In light of our results and expectations, our Board of Directors has approved a two cent per unit increase in our quarterly distribution, the eighth distribution increase since our initial public offering in January 2004.”

Earnings Conference Call

The Company has scheduled a conference call for Monday, October 30, 2006, at 9:00 am Eastern time, to review the first quarter results.  Dial-in information for this call is (866) 356-3377 (Domestic) and (617) 597-5392 (International).  The Participant Passcode is 33364454.  The conference call can also be accessed by webcast, which will be available at www.k-sea.com .  Additionally, a replay of the call will be available by telephone until November 6, 2006; dial in information for the replay is (888) 286-8010 (Domestic) and (617) 801-6888 (International).  The Passcode is 25126190.

About K-Sea Transportation Partners

K-Sea Transportation Partners is the largest coastwise tank barge operator, measured by barrel-carrying capacity, in the United States.  The Company provides refined petroleum products marine transportation, distribution and logistics services in the U.S. domestic marine transportation market, and its common units trade on the New York Stock Exchange under the symbol KSP.  For additional information, please visit the Company’s website, including the Investor Relations section, at www.k-sea.com.

Use of Non-GAAP Financial Information

The Company reports its financial results in accordance with generally accepted accounting principles.  However, certain non-GAAP financial measures such as EBITDA and distributable cash flow, used in the business, are also presented.  EBITDA is used as a supplemental financial measure by management and by external users of financial statements to assess (a) the financial performance of the Company’s assets and the Company’s ability to generate cash sufficient to pay interest on indebtedness and make distributions to partners, (b) the Company’s operating performance and return on invested capital as compared to other companies in the industry, and (c) compliance with certain financial covenants in the Company’s debt agreements.  Management believes distributable cash flow is useful as another measure of the Company’s financial and operating performance, and its ability to declare and pay distributions to partners.  Distributable cash flow does not represent the amount of cash required to be distributed under the Company’s partnership agreement.  Neither EBITDA nor distributable cash flow should be considered as alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity under GAAP.  EBITDA and distributable cash flow as presented herein may not be comparable to similarly titled measures of other companies.  A reconciliation of each of these measures to net income, the most directly comparable GAAP measure, is presented in the tables below.

Cautionary Statements

This press release contains forward-looking statements, which include any statements that are not historical facts, such as the Company’s expectations regarding business outlook, vessel utilization, delivery and integration of newbuild and acquired vessels (including the cost, timing and effects thereof), growth in earnings and distributable cash flow, and future results of operations.  These statements involve risks and uncertainties, including, but not limited to, insufficient cash from operations, a decline in demand for refined petroleum products, a decline in demand for tank vessel capacity, intense competition in the domestic tank barge industry, the occurrence of marine accidents or other hazards, the loss of any of the Company’s largest customers, fluctuations in charter rates, delays or cost overruns in the construction of new vessels, failure to comply with the Jones Act, modification or elimination of the Jones Act and adverse developments in the marine transportation business and other factors detailed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.  The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Contact K-Sea Transportation Partners L.P
John J. Nicola, Chief Financial Officer, 732 565-3818

2

K-SEA TRANSPORTATION PARTNERS L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for unit and per unit  data)

		Three months ended
		September 30,
		2006	2005

	Voyage revenue	$52,747	$36,773
	Bareboat charter and other revenue	2,163	427
	Total revenues	54,910	37,200

	Voyage expenses	11,581	7,777
	Vessel operating expenses	23,336	13,807
	General and administrative expenses	4,807	3,979
	Depreciation and amortization	7,685	5,487
	(Gain) on disposal of vessel	(16)	—

	Total operating expenses	47,393	31,050
	Operating income	7,517	6,150
	Interest expense, net	3,322	1,704
	Other expense (income), net	(16)	(1)

	Income before provision for income taxes	4,211	4,447
	Provision for income taxes	125	199
	Net income	$4,086	$4,248

	General partner’s interest in net income	$82	$85
	Limited partners’ interest in:
	Net income	$4,004	$4,163
Net income per unit	— basic	$0.40	$0.47
	— diluted	$0.40	$0.47
Weighted average units outstanding	— basic	9,920	8,832
	— diluted	10,015	8,891

Supplemental Operating Statistics

	Three months ended
	September 30,
	2006	2005

Local Trade:
Average daily rate (1)	$6,888	$5,454
Net utilization (2)	74%	76%

Coastwise Trade:
Average daily rate	$11,744	$13,367
Net utilization	91%	91%

Total Fleet
Average daily rate	$9,797	$9,662
Net utilization	83%	84%

(1)             Average daily rate is equal to the net voyage revenue earned by a group of tank vessels during the period, divided by the number of days worked by that group of tank vessels during the period.

(2)             Net utilization is equal to the total number of days worked by a group of tank vessels during the period, divided by total calendar days for that group of tank vessels during the period.

K-SEA TRANSPORTATION PARTNERS L.P.

Reconciliation of Unaudited Non-GAAP Financial Measures to GAAP Measures

(in thousands)

Distributable Cash Flow (1)

	Thre months ended
	September 30,
	2006	2005

Net income	$4,086	$4,248
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization (2)	7,753	5,487
Non cash compensation cost under long term incentive plan	192	97
Adjust gain on vessel sale to net proceeds	324	—
Deferred income tax expense	(9)	112
Maintenance capital expenditures (3)	(4,000)	(3,300)

Distributable cash flow	8,346	6,644
Cash distribution in respect of the period	$6,655	$5,799

Distribution coverage	1.25	1.15

(1) Distributable Cash Flow provides additional information for evaluating our operating performance and ability to continue to make quarterly distributions, and is presented solely as a supplemental performance measure.

(2) Including amortization of deferred financing costs.

(3) Maintenance capital expenditures are the estimated cash capital expenditures necessary to maintain the operating capacity of our capital assets over the long term.  This amount includes two components: 1) An allowance for future scheduled drydocking costs calculated using annually updated projections of such costs over the next five years; based on historical results, differences between the cumulative amounts charged and actual amounts spent are adjusted over the same five-year period; 2) an allowance to replace the operating capacity of vessels which are scheduled to phase out by January 1, 2015 under OPA 90.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

	Three months ended
	September 30,
	2006	2005

Net income	$4,086	$4,248
Adjustments to reconcile net income to EBITDA :
Depreciation and amortization	7,685	5,487
Interest expense, net	3,322	1,704
Provision for income taxes	125	199

EBITDA	$15,218	$11,638

K-SEA TRANSPORTATION PARTNERS L.P.

CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	September 30,	June 30,
	2006	2006
Assets
Current assets:
Cash and cash equivalents	$599	$826
Accounts receivable, net	19,979	20,322
Prepaid expenses and other current assets	5,801	8,753
Total current assets	26,379	29,901

Vessels and equipment, net	322,007	316,237
Construction in progress	5,545	5,452
Goodwill	16,385	16,579
Other assets	13,734	14,859
Total assets	$384,050	$383,028

Liabilities and Partners’ Capital
Current liabilities:
Current portion of long-term debt and capital lease obligation	$7,631	$7,745
Accounts payable and accrued expenses	21,963	22,626
Total current liabilities	29,594	30,371

Term loans and capital lease obligation	133,676	131,620
Credit line borrowings	58,255	54,015
Deferred taxes	2,875	3,079
Total liabilities	224,400	219,085
Commitments and contingencies
Partners’ Capital	159,650	163,943
Total liabilities and partners’ captial	$384,050	$383,028